EXHIBIT 99



                                     PROXY

                        DEPOSIT TELEPHONE COMPANY, INC.
                                87 Front Street
                            Deposit, New York 13754


          This Proxy is Solicited on Behalf of the Board of Directors.


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

                  The undersigned hereby appoints S. Fenton Busfield, Peter H. Feehan and Stephen P. Feehan and any of them as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or any of them to represent and to vote all the shares of capital stock, Common, no par value, of Deposit Telephone Company, Inc., held on record by the undersigned on ___________, 1995, at the special meeting of shareholders to be held on
___________, 1995, and any adjournment or adjournments thereof, as described below on the following Proposals and also, as such proxies may in their discretion determine, upon all other matters of business as may properly come before such meeting and any adjournment or adjournments thereof.

                  PROPOSAL 1. The approval and adoption of the Acquisition Agreement and Plan of Merger dated as of March 30, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), DTC Acquisition Corp. ("Sub"), Deposit Telephone Company, Inc. ("Deposit") and the Major Shareholders (as defined therein), providing for the merger of Sub with and into Deposit, as set forth in the accompanying Proxy Statement-Prospectus.

                  [  ] FOR          [  ] AGAINST     [  ] ABSTAIN

                  PROPOSAL 2. The adjournment or adjournments of the special meeting of shareholders if a quorum is not obtained.

                  [  ] FOR          [  ] AGAINST     [  ] ABSTAIN

                  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2. The Board of Directors recommends that the shareholders vote "FOR" Proposals 1 and 2.

Please sign exactly as your name appears on your Deposit stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign the partnership name by authorized person.



Date: __________________, 1995      ___________________________________
                                     Signature



                                    -----------------------------------
                                     Signature(s), if held jointly



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